
CLEARFIELD
NASDAQ:CLFD
Leader in Fiber Optic Management & Connectivity Solutions
Fiscal Q3 2016 FieldReport
July 28, 2016

Hello, this is Cheri Beranek, President and CEO of Clearfield. Welcome to our fiscal third quarter 2016 FieldReport. Before we begin, I'd like to provide some important cautions regarding forward-looking statements made during today's presentation.

Important Cautions Regarding Forward-Looking Statements

Forward-looking statements contained herein are made pursuant to the safe harbor provisions of the Private Litigation Reform Act of 1995. These statements are based upon the Company's current expectations and judgments about future developments in the Company's business.

Certain important factors could have a material impact on the Company's performance, including, without limitation the effect of the significant downturn in the U.S. economy on Clearfield's customers; the impact of the American Recovery and Reinvestment Act or any other legislation on customer demand and purchasing patterns; cyclical selling cycles; need to introduce new products and effectively compete against competitive products; the effectiveness of distributors and new selling channels; dependence on third-party manufacturers and the availability of raw materials, particularly fiber; the success of efforts to reduce expenses through manufacturing improvements and procurement; reliance on key customers; rapid changes in technology; the negative effect of product defects; the need to protect its intellectual property; the impact on its financial results or stock price of its ability to use its deferred tax assets, consisting primarily of credit carryforwards and state net operating loss carryforwards, to offset future taxable income; the valuation of its goodwill and the effect of its stock price, among other factors, on the evaluation of goodwill; and other factors set forth in Clearfield's Annual Report on Form 10-K for the year ended September 30, 2015 as well as other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update these statements to reflect actual events.

Certain important factors could have a material impact on the Company's performance, including those set forth in the slide entitled "Important Cautions Regarding Forward-Looking Statements," as well as the factors set forth in Clearfield's Annual Report on Form 10-K for the year ending September 30, 2015 and other filings with the Securities and Exchange Commission.


Welcome
CLEARFIELD
Cheri Beranek
President & CEO

I'm pleased to report that fiscal Q3 was a record-breaking quarter for us across several key metrics. In addition to the meaningful progress we made in securing new projects in both established and emerging markets, our financial results for the quarter once again demonstrated the potential of our build-to-scale business model.

There are many facets of our built-to-scale model, but we are especially pleased with our unique product design and manufacturing initiatives. We are proud of how we have married company-owned and managed facilities with strategic supply chain partnerships. The outcome is our ability to post ongoing quarterly profit while being poised to capture significant ramp-up opportunities moving forward.


Fiscal Q3 2016 Financial Highlights (vs. Q3 2015)
• Revenue up 19% to a record $21.6 million
• Gross profit up 20% to a record $9.3 million
• Gross margin increased 40 basis points to a near record 43.2%
• Net income increased 17% to $2.3 million or $0.16 per diluted share
• Cash & investments increased to $40.5 million
• Order backlog increased 82% to $6.7 million
Revenue
$18.2M
$15.8M
$15.7M
$16.9M
$21.6M
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
Gross Profit
$7.8M
$6.6M
$6.7M
$7.3M
$9.3M
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
Net Income
$2.0M
$1.4M
$1.4M
$1.4M
$2.3M
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16

Revenue for fiscal Q3 grew by 19% year-over-year, reaching its highest quarterly level in our company's history. With continued market share gains in our core wireline business, along with our expanding presence in the wireless, cable TV, and municipality markets, it's becoming increasingly clear that our Fiber-to-the-Anywhere platform is resonating with an even broader audience.

Product line success continued with our lines of value-added optical component integration. We also are seeing growing demand for our FieldShield product line, which has achieved an important foothold in a growing number of deployments nationwide.

Altogether, we are encouraged by not only how far we have come, as evidenced by our record results this quarter, but also by how we have positioned ourselves to grow even further.

But before I discuss our operational results, growth strategies, and future outlook in a greater detail, I would like to turn the presentation over to our CFO, Dan Herzog, who will walk us through the financial performance for both the fiscal third quarter and the first nine months of 2016.


Financial Update
CLEARFIELD
Dan Herzog
Chief Financial Officer

Thank you, Cheri.

Now, going into our financial results…


Quarterly Financial Performance
CLEARFIELD
Revenue
$18.2M
$15.8M
$15.7M
$16.9M
$21.6M
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
+27%
+10%
+12%
+37%
+19%
Year-over-Year Growth Rate

Our revenue in the third quarter of fiscal 2016 increased 19% to a record $21.6 million from $18.2 million during the same year-ago period. For the first nine months of fiscal 2016, revenue increased 22% to a record $54.2 million from $44.6 million during the same period in fiscal 2015. The improvement for both the quarter and first nine months of 2016 was driven primarily by increased deployments by our wireline, wireless, and cable TV customers, as well as a higher level of project work within the municipality and nontraditional service provider markets.

Our international revenue in fiscal Q3 was $1.1 million, or 5% of total revenue. This compares to $1.3 million, or 7% of our total revenue in the same year-ago period. For the first nine months of the year, our international revenue was $2.6 million, or 5% of our total revenue, compared to $4.0 million, or 9% of our total revenue, for the first nine months of fiscal 2015. While demand for our products has temporarily been sluggish, we remain committed to growing our revenues in North American markets outside of the U.S. and are working with our direct sales people and distribution partners in the territories to position the Company as demand is re-established.


Quarterly Financial Performance
CLEARFIELD
Revenue
$18.2M
$15.8M
$15.7M
$16.9M
$21.6M
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
+27%
+10%
+12%
+37%
+19%
Year-over-Year Growth Rate
Gross Profit
$7.8M
$6.6M
$6.7M
$7.3M
$9.3M
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
42.8%
41.7%
42.6%
43.0%
43.2%
Gross Margin

Gross profit for the fiscal third quarter of 2016 increased 20% to a record $9.3 million, or 43.2% of total revenue. This compares to $7.8 million, or 42.8% of total revenue in the same year-ago period. For the first nine months of fiscal 2016, gross profit increased 27% to a record $23.3 million, or 43.0% of total revenue. This compares to $18.3 million, or 41.1% of total revenue, for the first nine months of fiscal 2015. The increases in gross profit and gross margin for the quarter were due to higher volume over the prior quarter, as well as a favorable product mix.

Looking more closely at our gross margin numbers, we surpassed our recently revised expected target range of 40% to 42% for both the quarter and the nine-month period. We are pleased with the success of our Mexican-based manufacturing operation which is playing an important role in our ability to be competitive in this marketplace. However, as product mix can significantly influence the achievement of gross margin, we are maintaining our target range as established and will continue to support a model of 40% to 42% moving forward.


Strategic Investment in Growth: 30% Op Ex Model
CLEARFIELD
$4.8M
$4.6M
$4.7M
$5.1M
$5.9M
26.6%
28.9%
29.9%
30.3%
27.2%
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
Operating Expenses
% of Revenue

Our operating expenses for fiscal Q3 were $5.9 million, which were up 21% from the same year-ago quarter. Operating expenses for the first nine months of fiscal 2016 were $15.7 million, which was up 18% in the same year-ago period. The increases for both the quarter and the nine-month period were due to higher compensation expenses, mainly from additional personnel, wage increases, and higher performance-based compensation accruals.

The increases were also due to investments we are making to scale our business, which we expect to continue making throughout the rest of fiscal 2016 and into fiscal 2017. As a result of new product and market development investments, combined with the investments we are making in our business processes and manufacturing capabilities, we expect operating expenses to rise in order to support our future growth.


Quarterly Financial Performance
CLEARFIELD
Revenue
$18.2M
$15.8M
$15.7M
$16.9M
$21.6M
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
+27%
+10%
+12%
+37%
+19%
Year-over-Year Growth Rate
Gross Profit
$7.8M
$6.6M
$6.7M
$7.3M
$9.3M
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
42.8%
41.7%
42.6%
43.0%
43.2%
Gross Margin
Net Income
$2.0M
$1.4M
$1.4M
$1.4M
$2.3M
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
10.7%
8.7%
8.8%
8.5%
10.6%
Net Margin

Our net income for the fiscal third quarter increased 17% to $2.3 million, or $0.16 per diluted share from $2.0 million, or $0.14 per diluted share in the same year-ago quarter. Net income for the first nine months of fiscal 2016 increased 54% to $5.1 million, or $0.37 per diluted share from $3.3 million, or $0.24 per diluted share in the first nine months of fiscal 2015.


Revenue by Customer Type
CLEARFIELD
Quarterly Revenue
$18.2M
$1.1
$17.1
$15.8M
$2.2
$13.6
$15.7M
$1.5
$14.2
$16.9M
$1.4
$15.5
$21.6M
$2.4
$19.2
Q3-15
Q4-15
Q1-16
Q2-16
Q3-16
Alternative Carrier
Traditional Carrier
Annual Revenue
$37.5M
$1.3
$36.2
$53.4M
$12.2
$41.2
$58.0M
$12.3
$45.7
$60.3M
$4.8
$55.5
$70.0M
$7.5
$62.5
2012
2013
2014
2015
TTM
Alternative Carrier
Traditional Carrier

Looking at our revenue by customer type for fiscal Q3 2016, our Traditional Carrier business was up 12% year-over-year. Our Traditional Carrier is business among those wireline, wireless and cable operators that principally serve as incumbent providers or that is legacy business for Clearfield. This increase in revenue was largely due to market share gains, as well as our ability to sell a broader range of products. Our Alternative Carrier business was up 117% year-over-year in fiscal Q3 2016. The Alternative Carrier group are those providers that exclusively operate their networks as a competitive carrier. Similar to prior quarters, this increase was in large part due to this customer group gradually re-establishing its build-rate in the Fiber-to-the-Home market, as it continues to overcome right-of-way and other permitting challenges.

Balance Sheet Supports Growth

$ in Millions except for per-share data	June 30, 2016	Mar. 31, 2016
Cash & Investments	$40.5	$36.7
Total Assets	$66.6	$61.6
Stockholders' Equity	$59.3	$55.1
Total Debt	$0	$0
Total Capitalization	*$59.3*	*$55.1*
Current Ratio	7.6x	7.9x
Tangible Book Value	$56.8	$52.6
Tangible Book Value/Share	*$4.03*	*$3.83*


Cash & Investment Balances
$19.4M
$22.6M
$33.1M
$34.3M
$40.5M
2012
2013
2014
2015
Q3-16

During the quarter, our cash and investments increased to $40.5 million. Our current ratio also remained strong at 7.6, and our tangible net worth increased 8% from the prior quarter to $56.8 million.

Our order backlog, which we define as purchase orders received but not yet fulfilled, is $6.7 million as of June 30, 2016. This represents an increase of 82% year-over-year and a decrease of 18% as compared to March 31, 2016.

Finally, we did not repurchase any shares during the fiscal third quarter under our stock repurchase program, which was authorized in November 2014. As of June 30, 2016, we have repurchased an aggregate of 99,179 shares for approximately $1.2 million under the program. We are authorized to repurchase an additional $6.8 million should the opportunity arise to benefit our shareholders.

Now with that, I would like to turn the presentation back over to Cheri for her insights into our operations for the quarter and first nine months, as well as our outlook and strategic initiatives for the rest of fiscal 2016.

Cheri?


Operational Update and Outlook
CLEARFIELD
Cheri Beranek
President & CEO

Thanks, Dan.

As can be seen from our progress throughout the fiscal year, we have made incredible strides in how and where we are deploying our platform-driven solutions. While some may consider us the specialists in delivering cost-effective solutions for the Fiber-to-the-Home community, our expertise certainly extends beyond this single environment.

In fact, because of the entire flexibility and modularity of our product architecture, one can see Clearfield present not only in the home, but also at the business, by the curb, up the tower, or at any desired endpoint, including very demanding and space-constrained environments. This ‘Fiber-to-the-Anywhere’ approach has been central to our business focus and strategy and has enabled us push the boundaries of where gigabit speeds can be delivered, while also expanding our opportunities to scale as a company.


We are a Fiber to the Anywhere Company
CLEARFIELD
We have a successful track record in serving the Fiber-to-the-Home (FTTH) market
Patented cassette technology can bring gigabit speeds to any endpoint, including home, business, cell tower, node, etc.
In addition to FTTH, we are actively bringing fiber cost-effectively to two additional key markets:
Wireless
Cable TV
Our unique single-architecture platform not only differentiates us from competitors, but also expands our addressable market opportunity
CPRI – Common Public Radio Interface
CRAN – Cloud or Random Access Network Centralized
Fiber to the Anywhere Platform
Our platform consolidates, distributes and protects fiber as it moves from the 'inside plant' to the 'outside plant,' and all the way to the home, business, cell site or any desired endpoint
13

Consistent with our Fiber-to-the-Anywhere approach, our results for the quarter demonstrated once again our traction in emerging markets like the wireless and cable TV space. Revenue shipped and backlog accumulated for both areas of our business saw an improvement over the prior quarters, which further reflects how we are successfully taking our identical fiber management architecture to environments outside of wireline infrastructure.

We are continuing to be recognized as an expert in packaging and pre-terminating optical components for both of these growth areas. Our recent success in promoting this highly-valued skill set has enabled us to work with our distribution partners to service the national carriers themselves. This new customer group has been a key driver for our strong results for both the quarter and year, and will continue to play a valuable role in our future success, as we ramp up our efforts to market this higher-margin service offering.

As more competitive pressures and customer churn continue to be a factor in the industry, we expect these service providers to rely even more on our cost-saving solutions.



Our View of the Optical Fiber Industry
CLEARFIELD
• FCC's Connect America Fund (CAF) Phase II: $10B in subsidies over next six years to bring broadband connectivity, through copper and optical fiber technologies, to millions of underserved subscribers in rural communities
• Collaboration with Dark Fiber Providers: Infrastructure providers are not only building new active fiber networks to meet broadband requirements for today, but are also partnering with dark fiber providers for a complete, end-to-end fiber network solution
N. American Homes with Fiber Access2
Passed but Not Connected
Connected
20M 22M 25M 28M 31M 35M 41M 47M 54M 63M
13 14 16 18 19 21 25 28 33 38
6 7 9 11 12 14 16 19 22 25
10 11 12 13 14 15 16F 17F 18F 19F

Turning to our view of the fiber industry overall, the CAF II subsidies are being accepted by many of the leading service providers, but have yet to make a significant impact on our sales. We expect, with more deployments materializing in the coming quarters, that the effects of this government-led initiative will contribute to overall revenue in fiscal 2017 and 2018.

That being said, we are witnessing other promising signs in the industry. One of them includes the growing cooperation between wireless service providers and the providers of dark fiber, or fiber that has been laid in a network but is not currently in use. This business-collaboration model calls for fiber management solutions which pack high-density fiber connectivity ports in a small footprint. Our Clearview Cassette-centered fiber management infrastructure, which packs 12-ports of integrated fiber management within an independent fiber management module, is the industry-leading methodology for the densification of fiber networks. For that reason, we are actively tracking the development and market forces associated with dark fiber providers, and are aligning our resources to be able to capitalize on this major industry catalyst.


The Push for Pushable Fiber
CLEARFIELD
• FieldShield: Unique, patent-pending fiber delivery method that significantly reduces the cost of fiber deployment
• Makes industry-standard glass easier and less expensive to install
• Protects fiber through every distribution point of the network
• Supports all aerial, direct bury and inside plant "last mile" needs
• New product additions will give customers even greater flexibility and restoration capabilities, along with a much lower total cost of ownership than ever before
FieldShield Multiport SmarTerminal

Previous to FieldShield, service providers have had a limited choice for drop cable technologies. FieldShield, the Clearfield line of pushable drop cables, has offered the service provider a new choice that reduces the up-front labor time and skill required to engineer and install optical fiber. Further, it reduces the total cost of ownership by more than 50% due to the significant advantages the product line offers in ease of restoration.

As more service providers accept this new and game-changing technology, we have seen accelerated growth in this product line in the last year, especially in recent quarters as the fiber build season within the outside plant is well underway.

We are currently working on a range of new product additions to the FieldShield line, which are designed to give every service provider the freedom of choice to match drop cable technology to the needs of their environment and first-cost priorities. Building upon the FieldShield pushable fiber and microduct pathway product line that has linked thousands of consumers to their broadband networks, this expanded product line simplifies the fiber equation, reducing our customers initial cap/ex as well as long-term op/ex costs.

We are excited by the rapid development of FieldShield, and expect this product line to have a greater degree of prominence and adoption going forward.


Fiscal 2016 Key Initiatives
CLEARFIELD
• Expand sales force and increase international presence
• Enhance management team with executive sales and marketing personnel
• Accelerate momentum of core business at **Tier 2** and **Tier 3** levels
• Pursue and achieve product certifications required at **Tier 1** level
• Begin field trials with expanded base of **Tier 1** and **Tier 2** players

Over the course of the quarter, we continued to execute on the initiatives we laid out in the beginning of the fiscal year. As we have previously reported, we have engaged with pilot reviews of our product lines. However, it should be noted that sales cycles at the Tier 1 and Tier 2 levels can exceed 18 months so we do not have any progress reports to make at this time. Opportunities within the Tier 1 wireline and cable television environment have prompted us to re-prioritize the cable types within our Telcordia certification initiatives. While this has delayed the achievement of our certifications, we do not believe that it will have a negative effect on the achievement of our target revenues for FY 17.

We are also pleased to report the appointment of Roger Harding to our Board of Directors. Roger was a former senior executive at Alcatel-Lucent and spent more than 35 years in the networking industry. Among his many accomplishments, he managed Alcatel-Lucent's $1.5 billion Global Switching and Classic Products business and successfully launched the startup of their remanufacturing line of business. We look forward to his many insights and contributions as they help us steer in a rapidly-changing and more complex optical fiber landscape.


Financial Outlook – Fiscal 2016 & 2017
• Execution of key initiatives positions Clearfield for greater market share and higher revenue growth rate
• Investment in key IT infrastructure and enterprise resourcing planning systems
• Based on current outlook and pipeline:
• Revenue growth accelerating; with operating income growing alongside the pace of revenue growth
• Fiscal 2016: 20%+ revenue growth
• Fiscal 2017: 15%+ revenue growth
Revenue Growth Outlook
Revised July 28, 2016
$53.4M
$58.0M
$60.3M
20%+
15%+
2013
2014
2015
2016F
2017F

Given the strong revenue growth we experienced during the first nine months of fiscal 2016 and our current outlook for the remainder of the fiscal year, we believe it is appropriate to raise our guidance even further, from the 15%+ revenue growth rate we previously established to a 20%+ revenue growth rate for the full year. The revenue growth rate for the fiscal fourth quarter of 2016 is also anticipated to exceed 20% over the similar period of last year.

Looking to fiscal year 2017, we are maintaining our revenue growth target of 15%+ over fiscal year 2016. This effectively increases the revenue target for fiscal year 2017 due to the expected increase in revenue growth for 2016.

We believe our Fiber-to-the-Anywhere approach is central to our success, and will play a key role in helping us build on our solid progress within the wireline, wireless, and cable TV markets. As we rapidly introduce new products to market and continue to provide industry-leading response times for standard as well as custom-configured solutions, we are confident that service providers looking to provide ultra-high speed broadband, will find Clearfield a valued choice for an optical fiber management, pathway and drop cable technology requirements.

Contact Us

Company Contact:
Cheri Beranek
CEO & President
Clearfield, Inc.
IR@clfd.net

Investor Relations:
Matt Glover *or*
Najim Mostamand
Liolios Group, Inc.
(949) 574-3860
CLFD@liolios.com



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In closing, we encourage you to review today's earnings release and filings, and we welcome any questions you may have about our financial performance, operations, products or industry. Please send your inquiries to CLFD@liolios.com. We will post the most relevant questions and answers in the 'For Investors' section of our website.

This wraps up today's FieldReport. Thank you for your interest and support, and we look forward to speaking with you soon.